UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2016

PEABODY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri		63101-1826
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (314) 342-3400

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, Peabody Energy Corporation ("Peabody") is a party to an Amended and Restated Credit Agreement, dated September 24, 2013, as amended (the "Credit Agreement"), with Citibank, N.A., as administrative agent, swing line lender and L/C issuer, Citigroup Global Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp., Crédit Agricole Corporate and Investment Bank, HSBC Securities (USA) Inc., Morgan Stanley Senior Funding, Inc., PNC Capital Markets LLC and RBS Securities Inc., as joint lead arrangers and joint book managers, and the other agents and lending institutions identified in the Credit Agreement as lenders. The Credit Agreement provides for a $1.65 billion revolving credit facility (the "Revolver") and a $1.2 billion term loan facility.
On February 12, 2016, after transferring certain letters of credit issued under the Credit Agreement, Peabody borrowed approximately $120 million under the Revolver, which represented the then-remaining undrawn available amount. The borrowing will bear interest at an annual rate per the terms of the Credit Agreement, which initially will be approximately 3.0%. The Revolver expires on September 24, 2018, or on August 15, 2018 if Peabody’s 6.00% Senior Notes due 2018 are still outstanding on such date. Peabody intends to use the borrowings for general corporate purposes.
The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the full text of (i) the Credit Agreement, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by Peabody on September 30, 2013, and (ii) the Omnibus Amendment Agreement dated as of February 5, 2015, to the Amended and Restated Credit Agreement, dated September 24, 2013, by and among Peabody Energy Corporation, Citibank, N.A., as administrative agent, swing line lender and L/C issuer, Citigroup Global Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp., Crédit Agricole Corporate and Investment Bank, HSBC Securities (USA) Inc., Morgan Stanley Senior Funding, Inc., PNC Capital Markets LLC and RBS Securities Inc., as joint lead arrangers and joint book managers, and the other agents and lending institutions identified in the Credit Agreement, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by Peabody on February 6, 2015, and each is incorporated into this Item 2.03 by reference.
Item 8.01.     Other Events

On December 21, 2015, the Delaware Court of Chancery issued an opinion in In re VAALCO Energy, Inc. Stockholder Litigation, Consol. C.A. No. 11775-VCL, invalidating as a matter of law provisions of the certificate of incorporation and bylaws of VAALCO Energy, Inc., a Delaware corporation, that permitted the removal of VAALCO’s directors by its stockholders only for cause. The Court of Chancery held that, in the absence of a classified board or cumulative voting, VAALCO’s “only for cause” director removal provisions conflicted with Section 141(k) of the Delaware General Corporation Law and were therefore invalid.

Article SEVENTH, Section (1) of Peabody’s Third Amended and Restated Certificate of Incorporation and Article II, Section 2.1 of Peabody’s Amended and Restated By-Laws contain similar “only for cause” director removal provisions, and Peabody does not have a classified board of directors or cumulative voting. In light of the recent VAALCO decision, Peabody will not attempt to enforce the foregoing director removal provisions to the extent that they purport to limit removal of directors by stockholders only for cause.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

February 18, 2016	By: /s/ A. Verona Dorch
Name: A. Verona Dorch
Title: Executive Vice President, Chief Legal Officer, Government Affairs and Corporate Secretary